EXHIBIT 15

April 27, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 27, 2020 on our review of interim financial information of Barnes Group Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-205952, 333-196013, 333-150741, and 333-133597) of Barnes Group Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut